As filed with the Securities and Exchange Commission on June 24, 2002

                                                    Registration No. 333-
                                                                         -------


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                            ------------------------
                                    Form S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------
                               HALLIBURTON COMPANY
             (Exact name of Registrant as specified in its charter)

              Delaware                                          75-2677995
   (State or other jurisdiction of                          (I.R.S. Employer
   incorporation or organization)                           Identification No.)


                               3600 Lincoln Plaza
                                500 N. Akard St.

                               Dallas, Texas 75201
                    (Address of principal executive offices)

              HALLIBURTON COMPANY 2002 EMPLOYEE STOCK PURCHASE PLAN
                            (Full title of the plan)

                                LESTER L. COLEMAN
                EXECUTIVE VICE PRESIDENT AND CHIEF LEGAL OFFICER
                               HALLIBURTON COMPANY
                               3600 Lincoln Plaza
                                500 N. Akard St.
                               Dallas, Texas 75201
                     (Name and address of agent for service)

                                 (214) 978-2600
          (Telephone number, including area code, of agent for service)


                         CALCULATION OF REGISTRATION FEE
====================================================================================================================
              Title of Securities                                    Proposed          Proposed
               to be registered                      Amount           maximum           Maximum         Amount of
                                                      to be          offering          Aggregate      registration
                                                   registered          price           Offering            fee
                                                                     per share           Price
--------------------------------------------------------------------------------------------------------------------
Common Stock, $2.50 par value (including           12,000,000        $16.325 (2)     $195,900,000 (2)   $18,023
preferred stock purchase rights)                   shares (1)
====================================================================================================================

(1) Also registered hereby are an indeterminate number of shares (including Preferred Stock Purchase Rights) as may become issuable because of provisions of the Plan relating to adjustments for changes resulting from stock splits, stock dividends and similar transactions.

(2) Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(c) based on the high and low prices reported on the New York Stock Exchange on June 21, 2002.

                                     PART I
              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

     The document(s) containing the information specified in Part I of Form S-8 will be sent or given to the participating employees as specified by Rule 428(b)(1) of the Securities Act of 1933, as amended. Such documents and the documents incorporated by reference herein pursuant to Item 3 of Part II hereof, taken together, constitute a prospectus that meets the requirements of Sections 10(a) of the Securities Act.

                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

     The following documents, heretofore filed with the Securities and Exchange Commission (the "Commission") by the Registrant pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), are incorporated herein by reference and made a part hereof.

         (a) The Registrant's Form 8-B filed with the Commission on December 12, 1996;

         (b) The Registrant's Annual Report on Form 10-K for the year ended December 31, 2001;

         (c) The Registrant's Quarterly Report on Form 10-Q for the quarter ended March 31, 2002 ; and

         (d) The Registrant's Current Reports on Form 8-K filed with the Commission on January 4, 2002; January 8, 2002; January 28, 2002; January 28, 2002; February 1, 2002; February 13, 2002; February 15, 2002; February 15, 2002; February 27, 2002; March 14, 2002; March 21, 2002; April 15,
     2002;  April 18, 2002;  May 8, 2002;  May 13, 2002;  May 15, 2002;  May 21,
     2002; May 29, 2002; May 29, 2002; and June 4, 2002.

     All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act, as amended, after the date of this registration statement and prior to the filing of a post-effective amendment which indicates that all securities offered by this registration statement have been sold or which deregisters all securities then remaining unsold, will be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained herein or in any document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed to constitute a part of this registration statement, except as so modified or superseded.

     Our financial statements were audited by Arthur Andersen LLP ("Andersen") until recently when their engagement was terminated in light of the well publicized problems at that firm. This Registration Statement incorporates by reference financial statements that were audited by Andersen during their engagement. Despite using all reasonable efforts, the Registrant has been unable to obtain Andersen's written consent to incorporate by reference Andersen's report on those audited financial statements. (The Registrant has been advised that none of the individuals responsible for Andersen's audit of the Registrant's financial statements continues to be associated with that firm.) Andersen's consent, were it to be forthcoming, would entitle you to rely on the report of Andersen issued with respect to the audit of the Registrant's financial statements. Consequently, in its absence, it may be more difficult for you to exercise any rights or claims you may have against Andersen arising under the U.S. federal securities laws and relating to Andersen's audit of the Registrant's financial statements.

Item 4.  Description of Securities.

         Not applicable.

Item 5.  Interests of Named Experts and Counsel.

         Not applicable.

Item 6.  Indemnification of Directors and Officers.

     Section  145 of the  General  Corporation  Law of the State of  Delaware or
DGCL, provides that a Delaware corporation has the power, under specified circumstances, to indemnify its directors, officers, employees, and agents. Indemnification is allowed in connection with threatened, pending, or completed actions, suits, or proceedings, whether civil, criminal, administrative, or investigative, other than an action by or in right of the corporation, brought against them by reason of the fact that they were or are directors, officers, employees, or agents, for:
-  expenses, judgments, and fines; and
- amounts paid in settlement actually and reasonably incurred in any action, suit, or proceeding.

Article X of the Registrant's restated certificate of incorporation together with Section 47 of its by-laws provide for indemnification of each person who is or was made a party to any actual or threatened civil, criminal, administrative, or investigative action, suit, or proceeding because:
-  the person is or was an officer or director of the Registrant; or
- is a person who is or was serving at the request of the Registrant as a director, officer, employee, or agent of another corporation or of a partnership, joint venture trust, or other enterprise, including service relating to employee benefit plans, to the fullest extent permitted by the DGCL as it existed at the time the indemnification provisions of the Registrant's restated certificate of incorporation and the by-laws were adopted or as may be amended. Section 47 of the Registrant's by-laws and Article X of its restated certificate of incorporation expressly provide that they are not the exclusive methods of indemnification.

     Section 47 of the by-laws provides that the Registrant may maintain insurance, at its own expense, to protect itself and any director, officer, employee, or agent of the Registrant or of another entity against any expense, liability, or loss. This insurance coverage may be maintained regardless of whether the Registrant would have the power to indemnify the person against the expense, liability, or loss under the DGCL.

     Section 102(b)(7) of the DGCL provides that a certificate of incorporation may contain a provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director. However, that provision shall not eliminate or limit the liability of a director:
- for any breach of the director's duty of loyalty to the corporation or its stockholders;
- for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;
- under Section 174 of the DGCL, relating to liability for unauthorized acquisitions or redemptions of, or dividends on, capital stock; or
- for any transaction from which the director derived an improper personal benefit.
Article XV of the Registrant's restated certificate of incorporation contains this type of provision.

Item 7.  Exemption from Registration Claimed.

         Not applicable.

Item 8.  Exhibits.

4.1 Restated Certificate of Incorporation of the Registrant filed with the Secretary of State of Delaware on July 23, 1998 (incorporated by reference to Exhibit 3(a) to the Registrant's Form 10-Q for the quarter ended June 30, 1998 (File No. 1-03492)).

4.2 By-Laws of the Registrant revised effective May 16, 2000 (incorporated by reference to Exhibit 3 to the Registrant's Form 10-Q for the quarter ended June 30, 2000 (File No. 1-03492)).

4.3 Restated Rights Agreement dated as of December 1, 1996 between the Registrant and ChaseMellon Shareholder Services, L.L.C. (incorporated by reference to Exhibit 4.4 to the Registrant's Registration Statement of Form 8-B dated December 12, 1996 (File No. 1-03492)).

5.1 Opinion of Bruce A. Metzinger, Senior Counsel and Assistant Secretary of Halliburton, as to the legality of the securities being registered.

23.1     Consent of Bruce A. Metzinger (included in Exhibit 5.1).

23.2     The Registrant was unable to obtain the consent of Arthur Andersen LLP.
         See   information  above  in   Part  II,  Item  3   under  the  heading
         "Incorporation of Documents by Reference".

24.1     Powers of Attorney for the following directors:

         Robert L. Crandall
         Kenneth T. Derr
         Charles J. DiBona
         Lawrence S. Eagleburger
         W. R. Howell
         Ray L. Hunt
         Aylwin B. Lewis
         J. Landis Martin
         Jay A. Precourt
         Debra L. Reed
         C. J. Silas

     The Registrant will submit or has submitted the Plan and all amendments thereto to the Internal Revenue Service ("IRS") in a timely manner and will make all changes thereto required by the IRS in order to qualify the Plan.

Item 9.  Undertakings.

     The Registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

         (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "1933 Act");

         (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent not more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement;

         (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement; provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

     (2) That, for the purpose of determining any liability under the 1933 Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     The undersigned Registrant hereby undertakes that for the purposes of determining any liability under the 1933 Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 , as amended (the "Exchange Act")(and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification of liabilities arising under the 1933 Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the 1933 Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the 1933 Act and will be governed by the final adjudication of such issue.




                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on this the 24th day of June, 2002.

                                            HALLIBURTON COMPANY


                                            By: /s/ David J. Lesar
                                               ---------------------------------
                                               David J. Lesar
                                               Chairman of the Board, President
                                               and Chief Executive Officer


     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
Registration Statement has been signed by the following persons in the capacities and on the dates indicated on June 24, 2002.

              Signature                                    Title


             /s/ David J. Lesar
--------------------------------------------    Chairman of the Board, President
               David J. Lesar                   and Chief Executive Officer
                                                and Director
                                                (Principal Executive Officer)


            /s/ Douglas L. Foshee
--------------------------------------------    Executive Vice President
              Douglas L. Foshee                 and Chief Financial Officer
                                                (Principal Financial Officer)


        /s/ R. Charles Muchmore, Jr.
--------------------------------------------    Vice President and Controller
          R. Charles Muchmore, Jr.              (Principal Accounting Officer)


            *  ROBERT L. CRANDALL               Director
--------------------------------------------
             Robert L. Crandall

             *  KENNETH T. DERR                 Director
--------------------------------------------
               Kenneth T. Derr

            *  CHARLES J. DIBONA                Director
--------------------------------------------
              Charles J. DiBona

         *  LAWRENCE S. EAGLEBURGER             Director
--------------------------------------------
           Lawrence S. Eagleburger

               *  W. R. HOWELL                  Director
--------------------------------------------
                W. R. Howell

               *  RAY L. HUNT                   Director
--------------------------------------------
                 Ray L. Hunt

             *  AYLWIN B. LEWIS                 Director
--------------------------------------------
               Aylwin B. Lewis

             *  J. LANDIS MARTIN                Director
--------------------------------------------
              J. Landis Martin

             *  JAY A. PRECOURT                 Director
--------------------------------------------
               Jay A. Precourt

              *  DEBRA L. REED                  Director
--------------------------------------------
                Debra L. Reed

               *  C. J. SILAS                   Director
--------------------------------------------
                 C. J. Silas



*By:        /s/ Lester L. Coleman
    ----------------------------------------
              Lester L. Coleman
                 Pursuant to
              Power of Attorney

                                INDEX TO EXHIBITS

Exhibit
Number                                   Description


 4.1 Restated Certificate of Incorporation of the Registrant filed with the Secretary of State of Delaware on July 23, 1998 (incorporated by reference to Exhibit 3(a) to the Registrant's Form 10-Q for the quarter ended June 30, 1998 (File No. 1-03492)).

 4.2 By-Laws of the Registrant revised effective May 16, 2000 (incorporated by reference to Exhibit 3 to the Registrant's Form 10-Q for the quarter ended June 30, 2000 (File No. 1-03492)).

 4.3 Restated Right Agreement dated as of December 1, 1996 between the Registrant and ChaseMellon Shareholder Services, L.L.C. (incorporated by reference to Exhibit 4.4 to the Registrant's Registration Statement on Form 8-B dated December 12, 1996 (File No. 1-03492)).

 5.1 Opinion of Bruce A. Metzinger, Senior Counsel and Assistant Secretary of Halliburton, as to the legality of the securities being registered.

23.1      Consent of Bruce A. Metzinger (included in Exhibit 5.1).

23.2      The Registrant  was unable  to obtain the  consent  of Arthur Andersen
          LLP.   See information  above in Part  II, Item  3  under  the heading
          "Incorporation of Documents by Reference".

24.1      Powers of Attorney for the following directors:

          Robert L. Crandall
          Kenneth T. Derr
          Charles J. DiBona
          Lawrence S. Eagleburger
          W. R. Howell
          Ray L. Hunt
          Aylwin B. Lewis
          J. Landis Martin
          Jay A. Precourt
          Debra L. Reed
          C. J. Silas